Exhibit 10.4

Confidential

E.MERGE TECHNOLOGY ACQUISITION CORP.

INDEPENDENT DIRECTOR

COMPENSATION AGREEMENT

June 22, 2022

This Independent Director Compensation Agreement (the “Agreement”), dated as of the date first noted above, is made by and between E.Merge Technology Acquisition Corp, a Delaware corporation (the “Company”), E.Merge Technology Sponsor LLC, a Delaware limited liability company (the “Sponsor”) with respect to Section 2 hereof only, and Morgan Hermand, an individual (the “Independent Director”).

RECITALS

WHEREAS, the Company is a public blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (such transaction, a “Business Combination”);

WHEREAS, the Board of Directors of the Company (the “Board”) believes that it is of paramount importance to the effective corporate governance of the Company and its ability to maximize value through the Business Combination to attract qualified and competent independent members of the Board;

WHEREAS, the Independent Director has agreed to serve as an independent member of the Board, in consideration for the payment obligations contained in this agreement; and

WHEREAS, in order to ensure compliance with this Agreement in all circumstances, the Sponsor wishes to provide a guarantee of the payment obligations of the Company under this Agreement in case the Company is dissolved, liquidated or no longer has the financial resources to pay the Independent Director’s compensation.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the Independent Director’s agreement to serve on the Board of the Company, the Company, the Independent Director and the Sponsor, intending to be legally bound, hereby agree as follows:

1. Compensation.

a.

In the event that the Company consummates its Business Combination, the Company will issue to the Independent Director a one-time award of 12,500 shares of Class A common stock of the Company (or of any other security issued upon the conversion, exchange reclassification, split, reconstruction or similar transaction consummated as part of the Business Combination with respect to such shares), provided that the Independent Director continues to serve on the board of the Company until the Closing of such Business Combination (the “Equity Grant”). The Company shall use its commercially reasonable efforts to file, as soon as practicable, but not later than fifteen (15) business days after the closing of its Business Combination, a registration statement covering the issuance of shares of the Company, including those constituting the Equity Grant, and shall use reasonable best efforts to cause such registration statement to be declared effective as promptly as reasonably practicable after the initial filing thereof, but in no event later than sixty (60) days following the filing deadline, and the Equity Grant shall be issued promptly following the effectiveness of such registration statement. If no applicable registration statement is in effect within 75 days following the closing of its Business Combination, then the Company will immediately issue the Equity Grant to the Independent Director in a private placement and the Company shall use its commercially reasonable efforts to include the shares constituting the Equity Grant in a registration statement covering the resale of its securities on an eligible stock market in the U.S. promptly following the issuance of the Equity Grant.

b.

In the event that the Company does not consummate its Business Combination, and the Company begins the process of dissolution and/or liquidation, the Company will pay the Independent Director a one-time cash payment of $125,000 immediately prior to the dissolution of the Company, provided that the Independent Director serves on the board of the Company at such time (the “Cash Payment”).

c.	Assuming the terms and conditions listed above are met, the Independent Director shall be paid either the Equity Grant or the Cash Payment, above, but not both, under any circumstances.

2.

Sponsor Guarantee. Should the Independent Director earn the compensation listed in Section 1.b. above but the Company does not for any reason make the full Cash Payment to the Independent Director due thereunder prior to the date the Company liquidates, the Sponsor hereby agrees to pay to the Independent Director, on behalf of the Company, such portion of the Cash Payment which remains unpaid as necessary to ensure that the full Cash Payment is made to the Independent Director in accordance with the terms of this Agreement.

3.

Waiver against Trust. The Independent Director acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Independent Director further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated July 30, 2020 (the “Prospectus”) available at www.sec.gov (File No. 333-239836), substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Company’s Prospectus. For and in consideration of the Company entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Independent Director hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Company or its affiliates, on the one hand, and the Independent Director, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability and irrevocably agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement. To the extent Independent Director commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Company or its affiliates, which proceeding seeks, in whole or in part, monetary relief against the Company or its affiliates, the Independent Director hereby acknowledges and agrees that the Independent Director’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Independent Director (or any person claiming on any of their behalves or in lieu of any of the Independent Director) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein and in the event of any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its affiliates, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) in violation of this Agreement, Company shall be entitled to recover from the Independent

Director and its affiliates, the associated legal fees and costs in connection with any such action, in the event Company or its affiliates, as applicable, prevails in such action or proceeding. Notwithstanding anything else in this Section 3 to the contrary, nothing herein shall be deemed to limit the Independent Director’s or its affiliates’ right, title, interest or claim to the Trust Account by virtue of the Independent Director’s record or beneficial ownership of any equity securities of the Company acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of Company.

4. Miscellaneous.

a.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

b.

No supplement, modification, termination, waiver, restatement or amendment of this Agreement shall be binding unless executed in writing by the Company and the Independent Director. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

c.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

d.	The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

e.

This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The parties hereto irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Independent Director Compensation Agreement as of the date first written above.

COMPANY:
E.Merge Technology Acquisition Corp.

/s/ Jeff Clarke
Signature

Jeff Clarke

Print Name

Co-CEO, CFO

Print Title

INDEPENDENT DIRECTOR:

/s/ Morgan Hermand
Signature

Morgan Hermand

Print Name

SPONSOR:

E.MERGE TECHNOLOGY SPONSOR LLC

/s/ Steve Fletcher
Signature

Steve Fletcher

Print Name

Managing Member

Print Title

[Signature Page to Independent Director Compensation Agreement]